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                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ]  Definitive Proxy Statement
     [X]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              MAGMA POWER COMPANY
               (Name of Registrant as Specified in its Charter)

                        CALIFORNIA ENERGY COMPANY, INC.
                         CE ACQUISITION COMPANY, INC.
                    (Name of Person Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     [ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
          6(i)(2).
     [X] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          (4)  Proposed maximum aggregate value of transaction:


     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, schedule or registration statement no.:

          (3)  Filing party:

          (4)  Date filed:













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                          -- Final Draft Mailgram --

                        CALIFORNIA ENERGY COMPANY, INC.
                         C/O MACKENZIE PARTNERS, INC.
                               156 FIFTH AVENUE
                           NEW YORK, NEW YORK 10010


DEAR FELLOW MAGMA POWER SHAREHOLDER:

          IT IS IMPORTANT TO VOTE YOUR GREEN CARD TODAY -- WITH YOUR SUPPORT WE WILL REQUEST THE SPECIAL MEETING BEFORE THANKSGIVING.

THERE IS NO REASON TO WAIT ONE DAY LONGER AND EVERY REASON TO VOTE NOW. REMEMBER, A SPECIAL MEETING CAN BE CALLED IMMEDIATELY UPON RECEIPT OF A MAJORITY OF MAGMA'S SHARES VOTING FOR OUR REQUEST ON THE GREEN CARD.

ALL MAGMA SHAREHOLDERS -- BOTH INDIVIDUAL INVESTORS AND PROFESSIONAL MONEY MANAGERS -- ARE URGED TO HAVE THEIR VOTE IN TO US BEFORE THANKSGIVING. EXERCISE ONE OF THE FEW REMAINING SHAREHOLDER RIGHTS THAT MAGMA HAS NOT TAKEN AWAY -- THE RIGHT TO CALL A SPECIAL MEETING.

                         REASONS YOU SHOULD VOTE NOW!

          It's been two full months since our first proposal to Magma's Board -- and Magma has yet to produce any alternative which would pay you more than our fully financed $38.50 tender offer and merger.

          Magma refuses to negotiate with us unless we drop our tender offer -- for three years. Ask yourself what incentive would Magma's Board, or any potential purchaser of Magma, have to obtain the better deal for you if we agree to this self-serving condition.

          By voting today, you are not committed to tendering your shares and you are not committed to voting for our director nominees. Magma's Board still would have at least three additional weeks before the Special Meeting to "find" you a higher price.

          BY VOTING TODAY, YOU ARE MAXIMIZING YOUR OPTIONS AND SENDING THE BOARD OF MAGMA A CLEAR MESSAGE TO STOP DRAGGING THEIR FEET AND START INCREASING SHAREHOLDER VALUE.





















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                       DON'T JUST TAKE OUR WORD FOR IT!

Institutional Shareholder Services, the leading independent organization that provides in-depth analysis on proxy voting issues to public and private pension managers and other institutional investors controlling billions of dollars, recently recommended that their clients vote the Green card to request the call of the special meeting.

They summarized their findings as follows:

     "...the issues raised by [California Energy's (CECI)] offer and Magma Power's lack of interest in negotiating with CECI, as well as [Magma's] adoption of several antitakeover defenses, are ripe for consideration by the company's shareholders. [V]oting in favor of the request for a special meeting does not commit any Magma Power shareholder to accepting CECI's tender offer. However, a vote to request will preserve and enhance shareholders' ability to influence the board's action with respect to the offer."

     "We recommend a vote to REQUEST that CECI call a special meeting on the Green card."*

*Institutional Shareholder Services report dated November 8, 1994. Permission to quote from this report was not requested from ISS.

                               ----------------

                 PLEASE VOTE BY THANKSGIVING -- TIME IS MONEY.

         IF YOU HAVE ANY QUESTIONS OR NEED ANOTHER GREEN REQUEST CARD
                  CALL MACKENZIE PARTNERS AT (800) 322-2885.

Thank you for your prompt attention to this important vote.

                              Sincerely,



                              David L. Sokol
                              Chairman, President & CEO
                              California Energy Company, Inc.






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